UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3 to
FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 1999

JDS Uniphase Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-22874	94-2579683
(Commission File Number)	(IRS Employer Identification Number)

163 Baypointe Parkway
San Jose, California   95134
(Address of principal executive offices including zip code)

(408) 434-1800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

This Amendment updates Item 7. of the Report on Form 8-K/A filed by the Registrant on November 30, 1999 by including the financial statements referred to below.

Item 7.     Financial Statements and Exhibits

(a)   Financial Statements of Business Acquired

Optical Coating Laboratory, Inc. and Subsidiaries
Index to Consolidated Financial Statements
Quarter Ended January 31, 2000

                                                                       Page(s)

Consolidated Balance Sheet as of January 31, 2000                         3

Consolidated Statements of Income and Comprehensive Income for
  the three months ended January 31, 2000 and January 31, 1999            4

Consolidated Statements of Cash Flows for the three months ended
  January 31, 2000 and 1999                                             5 - 6

Consolidated Statements of Stockholders' Equity for the three
  months ended January 31, 2000                                           7

Notes to Consolidated Financial Statements                              8 - 12

Optical Coating Laboratory, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
January 31, 2000
 (Unaudited)
(Dollars in thousands)

ASSETS

--------------------------------------------------------------------------
Current Assets
              Cash and cash equivalents                   $107,023
              Accounts receivable, net of allowance
                for doubtful accounts of $2.293             42,819
              Inventories                                   33,331
              Income taxes receivable                        6,986
              Deferred income tax assets                     6,528
              Other current assets                           2,818
                                                      -------------
                   Total Current Assets                    199,505

Other Assets
              Deferred income taxes                            491
              Property, plant and equipments held
               for sale                                        334
              Goodwill and intangibles, net                 26,910
              Other assets and investments                   8,087

Property, Plant and Equipment
              Land and improvements                          9,088
              Buildings and improvements                    38,238
              Machinery and equipment                      135,980
              Construction-in-progress                      26,970
                                                      -------------
                                                           210,276
              Less accumulated depreciation                (97,286)
                                                      -------------
              Property, plant, and equipment - net         112,990
                                                      -------------
                   Total Assets                           $348,317
                                                      =============

LIABILITIES AND STOCKHOLDERS' EQUITY

-------------------------------------------------------------------
Current Liabilities
              Accounts payable                             $13,350
              Accrued expenses                               9,646
              Accrued compensation expenses                  8,550
              Current maturities on long-term debt           2,537
              Notes payable                                    162
              Deferred revenue                               1,015
                                                      -------------
                   Total Current Liabilites                 35,260

Noncurrent Liabilities
              Accrued postretirement health benefits
                and pension liabilities                      2,309
              Deferred revenue                                 645
              Deferred income tax liabilities                8,179
              Long-term debt                                52,019

Stockholders' Equity
              Common stock, $.01 par value; authorized
                30,000,000 shares; issued and outstanding
                14,532,000 shares                              145
              Paid-in capital                              192,491
              Retained earnings                             58,059
              Accumulated other comprehensive income          (790)
                                                      -------------
                Stockholders' Equity                       249,905
                                                      -------------
                   Total Liabilities and Stockholders'
                     Equity                               $348,317
                                                      =============

The accompanying notes are an integral part of these financial statments.

Optical Coating Laboratory, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
and Comprehensive Income
(Unaudited)

For the three months ended January 31, 2000 and 1999
(Amounts in thousands, except per share amounts)

                                                  2000         1999
-----------------------------------------------------------------------
Revenues
           Revenues                             $120,375       $69,851
           Cost of Sales                          89,607        48,632
                                           ----------------------------
                Gross Profit                      30,768        21,219

Costs and Expenses
           Operating Expenses:
             Research and development              8,127         4,644
             Selling and administrative           11,718        10,193
             Other operating expenses              2,710
             Legal settlement, net                              (2,960)
             In process research and
               development charges                               2,906
             Amortization of intangibles             724           217
                                           ----------------------------
                Total Operating Expenses          23,279        15,000
                                           ----------------------------

                Income from Operations             7,489         6,219

           Nonoperating Income (Expense):
             Interest income                       1,680           318
             Interest expense                       (621)         (959)
                                           ----------------------------
Earnings
           Income Before Provision for
             Income Taxes and Minority
               Interest                            8,548         5,578
           Provision for income taxes              3,242         3,054
           Minority interest                                       491
                                           ----------------------------
                Net Income                         5,306         2,033
                                           ============================
Comprehensive Income
           Other comprehensive income (loss):
             Foreign currency translation
               adjustment                           (417)         (127)
                                           ----------------------------
           Comprehensive income                   $4,889       ($1,906)
                                           ============================

           Net Income Per Share, Basic             $0.37         $0.17
                                           ============================

           Net Income Per Share, Diluted           $0.33         $0.16
                                           ============================

           Weighted average number of common
             shares used to compute basic
             earnings per share                   14,378        12,142
                                           ============================
           Weighted average number of common
             shares used to compute diluted
             earnings per share                   16,320        12,868
                                           ============================

The accompanying notes are an integral part of these financial statments.

Optical Coating Laboratory, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
 (Unaudited)

For the three months ended January 31, 2000 and 1999
(Amounts in thousands)

                                                          2000       1999
----------------------------------------------------------------------------
Operations

        Cash Flows From Operations:
          Cash received from customers                   $67,521    $53,208
          Interest received                                2,369        371
          Cash paid to suppliers and employees           (69,023)   (40,018)
          Interest paid                                     (394)      (523)
          Income taxes paid, net of refunds               (4,604)      (836)
                                                    ------------------------
             Net Cash Provided By (Used For)
               Operations                                 (4,131)    12,202
                                                    ------------------------
Investments

        Cash Flows From Investments:
          Purchase of remaining interest
            in Flex Products                                        (30,035)
          Purchase of plant and equipment                (13,408)    (5,055)
          Investment in Multiplex, Inc.                   (7,000)
                                                    ------------------------
            Net Cash Used For Investments                (20,408)   (35,090)
                                                    ------------------------
Financing

        Cash Flows From Financing:
          Decrease in short term investments             111,833
          Proceeds form long-term debt                       630         47
          Repayment of long-term debt                       (249)    (1,401)
          Proceeds from exercise of stock
            options                                        3,643        849
          Proceeds from shares purchased under
            Employee Stock Purchase Plan                     763
          Purchase of note from minority
            stockholder                                              (2,400)
          Payment of dividend on common stock               (857)      (726)
                                                    ------------------------
            Net Cash Provided By (Used For)
              Financing                                  115,763     (3,631)
                                                    ------------------------

        Effect of exchange rate changes on
          cash and cash equivalents                           65        (37)
                                                    ------------------------

        Increase (decrease) in cash and
          cash equivalents                                91,289    (26,556)
        Cash and cash equivalents at beginning
          of period                                       15,734     40,880
                                                    ------------------------
        Cash and cash equivalents at end of
          period                                        $107,023    $14,324
                                                    ========================
Adjustments
        Reconciliation of Net Income To Cash Flows From Operations:

        Net Income (loss)                                 $5,306     $2,033
        Adjustments to reconcile net income
          to net cash provided by operations:
           Depreciation and amortization                   4,280      2,985
           Minority interest in earnings of
             subsidiaries                                               491
           Net book value of equipment sold                2,690        557
           Non cash compensation for option
             acceleration                                  1,305
           Other non-cash adjustments to
             net income                                     (296)       793

        Change in:
           Account receivable                             (8,228)      (905)
           Inventories                                    (7,515)     2,207
           Income taxes receivable and income
             taxes payable                                  (836)    (2,454)
           Deferred income taxes                              75      9,158
           Other current assets and other
             assets and investments                           73       (292)
           Accounts payable, accrued expenses
             and accrued compensation expenses              (782)    (7,164)
           Deferred revenue                                 (203)     4,793
                                                    ------------------------
             Total adjustments                            (9,437)    10,169
                                                    ------------------------

        Net Cash Provided By (Used For)
          Operations                                     ($4,131)   $12,202
                                                    ========================

Supplemental Schedule of Non-Cash Investing and Financing Activities:

In the first quarter of 1999, the Company issued 39,914 shares of common stock to OCLI 401(k) / Employee Stock Ownership Plan at fair market value to satisfy a portion of its Company contribution.

The accompanying notes are an integral part of these financial statements.

Optical Coating Laboratory, Inc. and Subsidiaries
Condensed Consolidated Statements of Stockholders' Equity
 For the three months ended January 31, 2000
(Unaudited)

                                                                  Accumulated
                                                                  Other
                                 Common Stock   Paid-In Retained  Comprehensive
                                Shares  Amount  Capital Earnings  Income
--------------------------------------------------------------------------------
(Amounts in thousands)
Balance at October 31, 1999     14,262   $143   $181,309 $53,610     ($373)

Exercise of stock options
  including tax benefit and
  issuance of shares under
  Employee Stock Purchase Plan     270      2      9,877

Compensation charge for
  acceleration of employee
  stock option
Foreign currency translation
  adjustment                                                           (417)
Net Income                                                 5,306
Dividend on common stock                                    (857)
--------------------------------------------------------------------------------
Balance at January 31, 2000     14,532   $145   $192,491 $58,059      ($790)
================================================================================

OPTICAL COATING LABORATORY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended January 31, 2000 and 1999

(Unaudited)

1. GENERAL

Nature of Operations. Optical Coating Laboratory, Inc. ("The Company") designs, develops and manufactures multi-layer thin film coatings which control and enhance light by altering the transmission, reflection and absorption of its various wavelengths to achieve a desired effect such as anti- reflection, anti-glare, electromagnetic shielding, electrical conductivity and abrasion resistance. The Company markets and distributes components primarily to original equipment manufacturers (OEMs) of color shifting, optical and electro- optical systems. the Company's products are found in many applications including computer monitors, flat panel displays, telecommunication systems, office equipment, medical/analytical equipment and instruments, projection imaging systems, satellite power systems and aerospace and defense systems. Through its wholly owned subsidiary, Flex Products, Inc. (Flex), the Company designs and manufactures thin film coatings on flexible substrates using high vacuum roll-to-roll processes. Flex supplies critical pigments for use in anti- counterfeiting applications, energy conserving window film for residential and commercial applications and ChromaFlair® light interference pigments for commercial paints.

Interim Financial Information. The Condensed Consolidated Balance Sheet as of January 31, 2000, the Condensed Consolidated Statements of Income and Other Comprehensive Income for the three month periods ended January 31, 2000 and 1999, the Condensed Consolidated Statements of Cash Flows for the three month periods ended January 31, 2000 and 1999 and the Condensed Consolidated Statement of Stockholders' Equity, have been prepared by the Company without audit. In the opinion of management, all adjustments consisting of normal recurring accruals, necessary to present fairly the financial position, results of operations and cash flows at January 31, 2000 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and notes included in the Company's Annual Report on Form 10-K for the year ended October 31, 1999.

The results of operations for the period ended January 31, 2000 are not necessarily indicative of the operating results anticipated for the full year.

2. COMPREHENSIVE INCOME

Comprehensive income consists of foreign currency translation adjustments which are reported as a separate component of equity.

Accumulated comprehensive income presented on the Condensed Consolidated Balance Sheet consists of cumulative foreign currency translation adjustments.

3. OTHER OPERATING EXPENSES

On November 3, 1999, the Company entered into a definitive agreement to be acquired by JDS Uniphase Corporation (see Note 11). In connection with the merger, the Company incurred $1.4 million of professional fees in the first quarter of fiscal year 2000. In addition, the Company incurred $1.3 million of noncash compensation expense for the acceleration of the vesting terms of one long-term option in the first quarter of fiscal 2000.

4. LEGAL SETTLEMENT

On January 15, 1999, the Company announced that it had settled a lawsuit with Optical Corporation of America and certain of its shareholders regarding a failed merger in fiscal 1996. The Company received cash, net of related legal expenses, of $2.9 million which was recorded as a benefit in the first quarter of 1999.

5. OTHER ASSETS AND INVESTMENTS

In the first quarter of fiscal 2000, the Company paid $7.0 million for 1,614,000 shares of Series B Preferred Stock (approximately 10% of the total ownership) of Multiplex, Inc., a nonpublic manufacturer of lasers and photoreceivers for high speed telecommunications. The shares are convertible, at the option of the Company, on a one to one ratio into shares of Common Stock of Multiplex, Inc. and will be converted into shares of Common Stock if Multiplex, Inc. issues shares in a public offering.

6. DISPOSALS AND ACQUISITIONS

In the first quarter of 1999, Glas-Trösch GmbH, a privately held glass company in Switzerland, purchased the business and operating assets (inventory, equipment, furniture, two buildings, workforce, customer lists and other related intangibles) of the Company's manufacturing subsidiary in Germany (MMG) for $4.3 million. As the Company had previously recorded an impairment loss to reduce MMG's assets to fair value on a liquidation basis, no gain or loss was recognized on the sale. The cash proceeds from the sale were received in February 1999 and, as a result, the amount receivable from the sale is included in other current assets at January 31, 1999. An office building in Germany, with a carrying value of $334,000 which was not part of the sale, is being held for sale.

In connection with the sale of MMG, the Company also received $1.2 million for a three-year covenant not to compete and $600,000 for a three-year license and supply agreement that incorporates the use of the OCLI name. The $1.8 million received for those contracts is being recognized as revenue over the three-year terms of the agreements.

In February 1999, the Company purchased OPKOR Inc., an optical design and manufacturing company specializing in precision polymer optic components and assemblies, for $9.0 million consisting of $1.8 million in cash and 267,285 shares of OCLI common stock. Pursuant to this transaction, the Company recorded goodwill of $7.0 million that is being amortized over an average life of 8 years.

7. EARNINGS PER SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the three months ended January 31, 2000 and January 31, 1999:

                                               January 31,  January 31,
                                                    2000      1999
(Amounts in thousands, except per share amounts)
-----------------------------------------------------------------------

Basic Earnings Per Share:
Weighted average common shares outstanding         14,378       12,142
                                              =========================

Net income                                         $5,306       $2,033
                                              =========================

Net income per common shares, basic                 $0.37        $0.17
                                              =========================

Diluted Earnings Per Share:
Weighted average common shares
  outstanding, basic                               14,378       12,142
Dilutive effect of employee stock options           1,942          726
                                              -------------------------
Average shares outstanding, diluted                16,320       12,868
                                              =========================

Net income applicable to common stock, diluted     $5,306       $2,033
                                              =========================

Net income per share, diluted                       $0.33        $0.16
                                              =========================

8. FINANCIAL DERIVATIVES AND HEDGING

The Company, from time to time, enters into derivative transactions in order to hedge foreign currency risk on existing commitments, open receivables, payables and debt instruments when the currency risk is considered material to the Company. In addition, the Company may enter into interest rate swaps or similar instruments in order to reduce interest rate risk on its debt instruments. The Company does not enter into derivatives for trading purposes.

At January 31, 2000, the Company has outstanding foreign currency forward contracts for the principal and interest payments under an intercompany note receivable denominated in British Pounds and for firm customer commitments in Japanese yen. The notional amounts, carrying amounts and fair values of the Company's derivatives position at January 31, 2000 are included in the table below:

                                                       Estimated Fair
                                                       Value of Foreign
                                  Notional   Carrying  Exchange
                                   Amount     Amount   Contract
(Amounts in thousands )
---------------------------------------------------------------------------
Foreign currency forward exchange contracts:

  British Pounds                    2,389          0       (119)
  Japanese yen                        650          0          7

9. INVENTORIES

Inventories consisted of the following at January 31, 2000:

Raw materials and supplies                                 $4,518
Work-in-process                                            24,566
Finished goods                                              4,247
                                                       -----------
     Total inventories                                    $33,331
                                                       ===========

10. SEGMENT INFORMATION

In the fourth quarter of 1999, the Company adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which establishes standards for reporting information about a company's operating segments. The Company has divided its operations into three reportable segments: Telecommunications Products, Light Interference Pigments and Applied Photonics. Segment determination is based on market similarity and management of the Company's business.

The Company's Telecommunications Products segment manufactures and sells optical components for fiber optic communications systems. The main application for these products is to control the reflection, transmission and absorption of lightwave signals that are transmitted through fiber optic cables. Current products include WDM products and switches.

The Light Interference Pigments segment manufactures and sells color shifting light interference pigments used to prevent counterfeiting of the world's currencies and other value documents and for use in paints for automobiles and other consumer products.

The Applied Photonics segment manufactures and sells: optical components used in display systems such as cathode ray tube displays, flat panel displays and business projection systems; optical components used in defense and aerospace products, automated data collection products and medical, scientific and analytical instruments; and optical components used in office automation products such as copiers, scanners and printers.

The reporting segments follow the same accounting policies used for the Company's consolidated financial statements and described in the summary of significant accounting policies. Corporate costs are allocated to the segments based on factors intended to approximate actual usage. Management evaluates a segment's performance based on operating profit and return on net assets. Return on net assets is net income before minority interest and tax effected interest expense for the previous four quarters divided by average net assets. Net assets is total assets less current liabilities plus notes payable and current maturities on long term debt. Intersegment sales and transfers are recorded based on prevailing market prices. Corporate operations include miscellaneous income, elimination of intersegment revenues and profit, unallocated administrative expenses, merger related expenses and legal settlements. Corporate net assets include cash and short-term investments, property plant and equipment used in administrative functions and other unallocated corporate assets and liabilities.

The following table presents business segment information for the three months ended January 31, 2000 and 1999:

                                       January 31,    January 31,
                                           2000         1999
-----------------------------------------------------------------
Revenues:
  Telecommunications Products             $60,014        $22,129
  Light Interference Pigments              18,285         14,591
  Applied Photonics                        42,076         33,131
                                     -------------  -------------
     Total revenues                      $120,375        $69,851
                                     =============  =============

Income from Operations:
  Telecommunications Products              $8,266         $3,018
  Light Interference Pigments               5,534           (592)
  Applied Photonics                         2,165          2,310
  Corporate and eliminations               (8,476)         1,483
                                     -------------  -------------
   Total income from operations            $7,489         $6,219
                                     =============  =============

Return on net assets:
  Telecommunications Products                75.6%          76.8%
  Light Interference Pigments                18.3%           5.2%
  Applied Photonics                           9.0%           8.8%

Assets:
  Telecommunications Products             $34,057         $8,357
  Light Interference Pigments              66,626         58,334
  Applied Photonics                        90,109         94,685
  Corporate and eliminations              157,525         43,430
                                     -------------  -------------
     Total assets                        $348,317       $204,806
                                     =============  =============

Capital expenditures:
  Telecommunications Products              $4,220           $735
  Light Interference Pigments               7,561          1,924
  Applied Photonics                           800          1,501
  Corporate and eliminations                  827            895
                                     -------------  -------------
     Total capital expenditures           $13,408         $5,055
                                     =============  =============

11. SUBSEQUENT EVENT

On November 3, 1999, the Company entered into a definitive agreement to be acquired by JDS Uniphase Corporation for common stock valued at approximately $2.7 billion. The acquisition was completed on February 4, 2000. Upon closing of the acquisition, the Company exchanged each share of its common stock for 3.712 shares of common stock of JDS Uniphase Corporation. The exchange ratio gives effect to the two-for-one stock split of JDS Uniphase common stock for stockholders of record as of March 2, 2000. In addition, JDS Uniphase issued options in exchange for outstanding options of the Company with the number of shares and the exercise prices appropriately adjusted by the exchange ratio.

In contemplation of the merger, the Company amended certain employment agreements and incurred certain expenses that would not have been recoverable if the merger had not closed. Those costs were expensed in the first quarter of fiscal year 2000. An additional $26.7 million of merger related costs that were contingent on the closing of the merger were expensed subsequent to the first quarter on the closing date of the merger.

As a result of the merger and under direction from JDS Uniphase Corporation, the Company repaid principal amounts totaling $47.5 million, to retire the outstanding balances of its Unsecured Senior Notes after the first quarter of fiscal year 2000. In connection with those early payments, the Company wrote off $816,000 of deferred loan fees and paid $600,000 of early payment penalties that were expensed after the first quarter of fiscal year 2000.

Item 7.     Pro Forma Information and Exhibits (continued)

(C)     Exhibits

23.1      Consent of Deloitte & Touche LLP, Independent Auditors.

23.2      Consent of KPMG LLP, Independent Accountants

The documents listed below have been filed by OCLI under the Exchange Act with the Commission and are incorporated herein by reference:

  OCLI's Annual Report on Form 10-K for the year ended October 31, 1999.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

By:	/s/ Anthony R. Muller

Anthony R. Muller
Executive Vice President and Chief Financial Officer

Date: May 31, 2000